Exhibit 99.1

athenahealth Co-Founder Appointed Chief Technology Officer for U.S. Department of Health and Human Services

As a Requirement of Government Service, Todd Park to Resign from athenahealth’s Board of Directors

WATERTOWN, Mass.--(BUSINESS WIRE)--August 3, 2009--athenahealth, Inc. (NASDAQ: ATHN), a leading provider of internet-based business services to physician practices, today announced that Todd Park, athenahealth co-founder and current Board Director, has been appointed Chief Technology Officer (CTO) for the U.S. Department of Health and Human Services (HHS). To meet requirements for government service, Park will resign from his position as a Board Director for athenahealth effective August 10, 2009, and will also be required to divest his stock position in athenahealth and certain other financial interests. Park co-founded athenahealth in 1997 with current Chairman and CEO Jonathan Bush.

In his role as HHS CTO, Park will report to Deputy Secretary of Health and Human Services William Corr. Park will be responsible for working with HHS leadership and agencies across the department on the innovative and creative use of information and technology to improve the health of Americans. Park will begin work in his new position later this month. As CTO, he will have recusal obligations from certain matters, including those involving athenahealth, stemming from his service in the private sector.

“My entire professional career has focused on developing technologies and services that can help our health care system work the way it should,” said Park. “I am extremely excited about the opportunity to help the Administration explore and catalyze new ways to improve the health status of the United States through the power of data, technology, and innovation.”

“Todd is a lifelong friend and has been instrumental in every facet of athenahealth’s development, most recently as a member of our Board,” said Jonathan Bush. “We are thrilled for him as he takes on this remarkable opportunity to help the country harness the power of disruptive innovation for the good of every American.”

About athenahealth

athenahealth is a leading provider of internet-based business services for physician practices. The Company’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, patient communication services, and integrated back-office service operations. For more information visit www.athenahealth.com or call (888) 652-8200.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of athenahealth's service offerings. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the risk that our service offerings will not operate in the manner that we expect due to design flaws, security breaches, or otherwise; potential interruptions or delays in our internet-based services offerings; our reliance upon third parties, such as computer hardware, software, data-hosting, and internet infrastructure providers, which reliance may result in failures or disruptions in our service offerings; errors or omissions included in our payer and clinical intelligence rules engine and database; and the evolving and complex government regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth, Inc. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events, or circumstances or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, Inc., see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.athenahealth.com and on the SEC's website at http://www.sec.gov.

CONTACT:
athenahealth, Inc.
John Hallock, 617-504-0958 (Media)
Director, Corporate Communications
media@athenahealth.com
or
athenahealth, Inc.
Jennifer Heizer, 617-402-1322 (Investors)
Senior Manager, Investor Relations
investorrelations@athenahealth.com